UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 20, 2025
CLEAR SECURE, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-40568	86-2643981
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

85 10th Avenue, 9th Floor, New York, NY 10011
(Address of Principal Executive Offices) (Zip Code)
(646) 723-1404
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.00001 per share	YOU	New York Stock Exchange
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition
Clear Secure, Inc. (the “Company”) will host a conference call to discuss its financial results for the year ended December 31, 2024 at 8:00 a.m. ET on February 26, 2025. Investors and analysts can access the live teleconference call by dialing toll-free 877-407-3089 for U.S. participants and +215-268-9854 for international participants. Listeners can access the live webcast at https://event.choruscall.com/mediaframe/webcast.html?webcastid=lhEZ3ZWM. A webcast replay and transcript of the webcast will be available after the event on the investor relations website at https://ir.clearme.com.

The Company issued a letter to its stockholders announcing its financial results for the year ended December 31, 2024 (the “Shareholder Letter”). A copy of the Shareholder Letter is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished with this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

The Company is making reference to non-GAAP financial information in both the Shareholder Letter and the conference call. A reconciliation of GAAP to non-GAAP results is provided in the Shareholder Letter, as attached to this Current Report on Form 8-K.

The Company uses its Investor Relations website (https://ir.clearme.com) as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2025, Kenneth Cornick, the Company’s President and Chief Financial Officer and a member of the Company’s Board of Directors (the “Board”), notified the Company of his decision to resign as the Company’s President and Chief Financial Officer. Mr. Cornick’s resignation as President will be effective on March 31, 2025, and he will continue to serve as Chief Financial Officer until the commencement of his successor’s employment, at which time he will transition into an advisory role until July 2026, as further described below. Also on February 20, 2025, Mr. Cornick informed the Board that he will not stand for re-election as a director when his term expires at the Company’s 2025 annual meeting of shareholders. Mr. Cornick’s resignation does not involve a disagreement on any matter relating to the Company’s operations, policies or practices. We thank Mr. Cornick for his tireless service and commitment to the Company since its inception, helping bring the Company’s vision of a global secure identity platform to life.

Additionally, on February 20, 2025, the Board approved the appointment of Michael Barkin as President of the Company, effective March 31, 2025, and Jennifer Hsu as Chief Financial Officer of the Company, effective March 31, 2025.

Mr. Barkin joined our board of managers in 2019, and has served on our public company Board since our initial public offering in 2021, to which he has brought his experience in strategic planning, business model transformation, organizational scaling, risk management, capital allocation and financial planning. Mr. Barkin served as Executive Vice President and Chief Financial Officer from 2013 to 2022 and Vice President of Strategy and Development from 2012 to 2013 of Vail Resorts, Inc. (NYSE: MTN), an American mountain resort company (“Vail Resorts”). Prior to joining Vail Resorts, he was a Principal at KRG Capital Partners, a private equity investment firm (“KRG”), where he was a member of the investment team from 2006 to 2012. Prior to KRG, he worked at Bain Capital Partners, a private equity investment firm, and Bain & Company, a strategy consulting firm. Mr. Barkin serves as a Trustee of the Museum of Contemporary Art in Denver. He holds a Bachelor of Arts degree from Williams College and a Masters in Business Administration from Stanford University. Mr. Barkin will continue to serve as a member of our Board but will cease to serve as a member of the Audit Committee and the Compensation Committee of the Board.

Ms. Hsu previously served as the Head of Corporate Development and Investor Relations at Chewy (NYSE: CHWY), an online retailer of pet products and services, from 2021 to 2024. Prior to Chewy, Ms. Hsu worked in investment banking for 14 years at J.P. Morgan (NYSE: JPM) and Goldman Sachs (NYSE: GS), global financial services firms, most recently as Co-Head of J.P. Morgan's Disruptive Commerce practice, advising companies across internet, technology and consumer industries. She holds a Bachelor of Science degree in Finance from New York University.

On February 20, 2025, the Company entered into an advisory services agreement with Mr. Cornick (the “Advisory Services Agreement”), pursuant to which he has agreed to continue providing advisory services from the date he is no longer Chief Financial Officer until July 2, 2026, unless the agreement is earlier terminated by the parties. The Advisory Services Agreement may be renewed on a month-to-month basis by mutual consent of the parties. During the advisory period, he will receive a nominal advisory fee and continued eligibility for vesting of the performance-based equity awards granted in 2021 (but not of other equity awards beyond any February 2025 vesting dates). He remains eligible for payment of his earned bonus for the 2024 calendar year, subject to meeting the performance criteria, but will not receive new equity awards. The Advisory Services Agreement also contains customary representations and warranties, as well as confidentiality and intellectual property protection covenants and a general release of claims.

Upon his appointment as President, Mr. Barkin’s annual base salary will be $550,000 with an initial annual target bonus of 90% of salary. He will receive a sign-award of RSUs with a grant date value of $5 million along with a 2025 annual award of RSUs and/or PSUs with a grant date value of $7.5 million, all of which will be eligible for vesting over a total of three years. Pursuant to Mr. Barkin’s employment agreement with the Company (the “Barkin Employment Agreement”), upon a termination by the Company without cause or by the executive for Good Reason (as defined in the Barkin Employment Agreement), he will receive 12 months of salary and health benefits, subject to signing a general release of claims.

Upon her appointment as Chief Financial Officer, Ms. Hsu’s annual base salary will be $500,000 with an initial annual target bonus of 80% of salary. She will receive a sign-award of RSUs with a grant date value of $550,000 along with a 2025 annual award of RSUs and/or PSUs with a grant date value of $1.75 million, all of which will be eligible for vesting over a total of three years. Pursuant to Ms. Hsu’s employment agreement with the Company (the “Hsu Employment Agreement”), upon a termination by the Company without cause or by the executive for Good Reason (as defined in the Hsu Employment Agreement) prior to the fifth anniversary of the commencement of her employment, she will receive 8 months of salary and health benefits, subject to signing a general release of claims.

There are no family relationships, or other arrangements or understandings between Mr. Barkin or Ms. Hsu, on the one hand, and any other person, on the other, pursuant to which each was appointed. Neither Mr. Barkin nor Ms. Hsu has engaged in any transaction with the Company during the last fiscal year, and neither of them proposes to engage in any transaction, that would be reportable under Item 404(a) of Regulation S-K.

The foregoing summaries of the Advisory Services Agreement, the Barkin Employment Agreement and the Hsu Employment Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the Advisory Services Agreement, the Barkin Employment Agreement and the Hsu Employment Agreement, a copy of each which is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

A copy of the Company’s press release announcing the executive transitions described above is being furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Advisory Services Agreement, dated February 20, 2025, by and between Secure Identity, LLC and Kenneth Cornick
10.2	Employment Agreement, dated February 20, 2025, by and between Secure Identity, LLC and Michael Barkin
10.3	Employment Agreement, dated February 20, 2025, by and between Secure Identity, LLC and Jennifer Hsu
99.1	Shareholder Letter, dated February 26, 2025, announcing the financial results for the year ended December 31, 2024 of Clear Secure, Inc.
99.2	Press Release, dated February 26, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR SECURE, INC.

Date:	February 26, 2025	By:	/s/ Caryn Seidman Becker
Name: Caryn Seidman Becker
Title: Chairman and Chief Executive Officer